UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) December 16, 2009

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2009, So Act Network, Inc (the “Company”) entered into a joint-venture agreement (the “Agreement”) with Venture Point Network (“VPN”).  Pursuant to the Agreement, VPN has agreed to integrate VPN’s investor awareness database of 2000 high net worth member subscribers into new accounts at the Company to support socially conscious investments. The Company has agreed to provide the necessary back-end programming to support the VPN subscribers.

Furthermore, in consideration for the Agreement, VPN agrees to provide to the Company 10% of VPN’s gross receipts in its investor relations business for two years. VPN agrees that this amount will equal at least $25,000 per quarter paid in cash to the Company by VPN bi-annually together with an accounting of receipts.

In addition, within 10 days of the signing of this agreement, the Company shall issue to VPN 100,000 shares of the Company’s restricted common stock in exchange for VPN agreeing to make its full database aware of the Company via email within 45 days about the benefits VPN subscribers will be afforded by joining the Company’s online network.

The Agreement is effective for a minimum period of two years and is automatically renewable unless a notice of termination is provided 30 days prior to the termination date.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

           NUMBER       EXHIBIT
           10.1                  Agreement with Venture Point Professional Services Agreement dated December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer